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                                                                    EXHIBIT 10.2

                     FIRST AMENDMENT TO PURCHASE AGREEMENT
                     -------------------------------------



     AMENDMENT, dated as of November 22, 1996, to PURCHASE AGREEMENT, dated as of August 12, 1996, between INGERSOLL-RAND COMPANY, a New Jersey corporation ("Parent"), and GENCOR INDUSTRIES, INC., a Delaware corporation ("Buyer").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, Parent and Buyer have entered into that certain Purchase Agreement, dated as of August 12, 1996 (the "Agreement"), pursuant to which Buyer has agreed to purchase Parent's Process Equipment Division; and


     WHEREAS, Parent and Buyer desire to amend the Agreement as hereinafter set forth:

     1. Definitions. Unless otherwise indicated herein, all capitalized terms
        -----------
used herein will have the same meanings as such terms have in the Agreement.


     2. Determination Date.  The definition of the term "Determination Date"
        ------------------
is amended to read as follows:

        "Determination Date" shall mean the close of business on September 30,
         ------------------
 1996.

     3. Silver Engineering.
        ------------------

        (a) Parent represents that, effective September 30, 1996, Silver Engineering transferred by way of dividend all of its assets (other than tax benefits in respect of federal, state or local income taxes) to Parent and Parent assumed all liabilities of Silver Engineering (other than liabilities for federal, state and local income taxes). Parent further represents that Parent immediately transferred to CPM, by way of an additional contribution to capital, all of the assets transferred to it by Silver Engineering, and CPM has assumed all the liabilities of Silver Engineering assumed by Parent.

        (b) It is agreed that, as a result of the transactions to in subsection
(a), the Silver Engineering Stock will not be sold to Buyer. The term "Stock" as defined in the Agreement, is amended to delete the words "Silver Engineering Stock."


     4. Purchase Price:  Post-Determination Date Transactions
        -----------------------------------------------------

        (a) Section 2.5 is amended to read as follows:

             2.5 Purchase Price:  Post Determination Date Transactions
             -----------------------------------------------------

                 (a)  On the terms and subject to the conditions set forth
                 ---  ----------------------------------------------------
                      herein, Buyer agrees to pay Parent the Purchase Price in the aggregate amount of $63,963,631.
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                 (b) Said Purchase Price shall be paid as provided herein.

                 (c) For the period between the Determination Date and the
                     Closing Date, Parent shall provide Buyer with:

                     (i) an accounting of the cash transactions (A) between Parent and its Affiliates (other than the Companies) on the one hand and the Companies on the other hand, and (B) between Parent and its Affiliates (other than the Companies) on the one hand, and the Silver-Weibull Division of Ingersoll-Rand AB ("Silver-Weibull") on the other hand; and

                     (ii) a schedule reflecting expenses allocated or charged by
                          Parent and its Affiliates to PED during the period between the Determination Date and the Closing Date in the ordinary course of business consistent with past practices; and

                    (iii) an income statement in respect of PED for U.S. tax
                          purposes for the period from the Determination Date to the Closing Date, including a calculation of the federal income taxes payable by Parent in respect thereof.

                 (d) Based on the foregoing:

                      (i) either (A) Parent shall pay to Buyer the amount by
                          which cash received from or on behalf of the Companies by Parent and such Affiliates during such period exceeds the cash paid out by the Parent and such Affiliates to or on behalf of the Companies, or (B) Buyer shall pay to Parent the amount by which the cash paid out to or on behalf of the Companies by Parent and such Affiliates during such period exceeds the cash received from or on behalf of the Companies by Parent and such Affiliates;

                     (ii) either (A) Parent shall pay to Buyer the amount by
                          which the cash received by Ingersoll-Rand AB from or on behalf of Silver-Weibull exceeds the cash paid out by Ingersoll-Rand AB to or on behalf of Silver-Weibull, or (B) Buyer shall pay to Parent the amount by which the cash paid by Ingersoll-Rand AB by or on behalf of Silver-Weibull exceeds the cash received by Ingersoll-Rand AB from or on behalf of Silver-Weibull;

                    (iii) Buyer shall pay to Parent the expenses reflected on
                          the schedule referred to in Section 2.5(c)(ii), and

                     (iv) Buyer shall pay to Parent the federal income taxes
                          payable by Parent in respect of PED operations between the Determination Date and the Closing Date as reflected on the statement referred to in such Section 2.5(c)(ii) above."

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                 (b) Section 2.8(a) is amended by inserting after the words
                     "Purchase Price" the phrase "plus the amounts due to Parent under Sections 2.5(d)(ii), if applicable, 2.5(d)(iii) and 2.5(d)(iv)."

                 (c) Section 2.9 is amended by adding a new subsection (i) to read as follows:

                     "(i) if applicable, the amount due to Buyer under
                          Section 2.5(c)(i)."


     5. Release of Claims. In consideration for the adjustment in the Purchase
        -----------------
Price provided for above, (a) Buyer releases Parent from any claim alleging misrepresentation or fraud with respect to the Parent's representations in the first sentence of Section 3.6(a) of the Agreement, and (b) Buyer and Parent agree that the condition relating to the receipt of a consent from Ishigaki Mechanical Industries relating to the Lasta Press product line is eliminated. The foregoing release with respect to Section 3.6(a) shall not affect the provisions of Section 2.6 of the Agreement, including those regarding Buyer's right to the Closing Balance Sheet.


     6. Closing.
        -------

        (a) Notwithstanding anything else herein in the Agreement to the contrary, the parties hereto agree that the Closing Date shall be on or before December 20, 1996 (as the parties shall mutually agree).

        (b) Section 9.1(b) is amended to change the reference to "November 11, 1996" to "December 20, 1996."


     7. Assignment.  Section 10.3(b) is amended by deleting the period at the
        ----------
        end thereof and by adding thereto the following:

        ", except that Buyer may assign any or all of its rights hereunder to its lenders from time to time, so long as any such assignment restricts such lenders from exercising any rights against Parent to the period following a default by Buyer under the applicable loan document."


     8. Other Provisions Unaffected; Effect of Amendment.  All other provisions
        ------------------------------------------------
of the Agreement shall remain in effect as set forth in the Agreement. This Amendment replaces, any and all other amendments to the Agreement dated prior to the date hereof and/or the date hereof.


     IN WITNESS WHEREOF, the parties have executed or caused this Amendment to the Agreement to be executed as the date first written above.

                                       INGERSOLL-RAND COMPANY



                                       By: /s/  Ronald G. Heller
                                           ----------------------
                                           Name: Ronald G. Heller
                                           Title: Secretary

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                                       GENCOR INDUSTRIES, INC.



                                       By: /s/  E.J. Elliott
                                           ---------------------
                                           Name: E. J. Elliott
                                           Title: Chairman, President
                                                  and Chief Executive Officer


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